Annual Report
and Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
DIVERSIFIED EQUITY INCOME FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
SEPTEMBER 30, 2007
(Prospectus also enclosed)


RIVERSOURCE DIVERSIFIED EQUITY
INCOME FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH A HIGH LEVEL OF
CURRENT INCOME AND, AS A SECONDARY
OBJECTIVE, STEADY GROWTH OF
CAPITAL.

This annual report includes a prospectus that describes in detail the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.

LETTER TO SHAREHOLDERS

Dear Fellow RiverSource Shareholder:

The mid-2007 meltdown of the subprime mortgage market, its impact on the broader economy and financial markets, and the subsequent rebound of the U.S. stock market illustrated to individual investors the value of a comprehensive financial plan. Working with a financial professional to identify your goals, risk tolerance and time horizon can help you determine the best diversification and asset allocation strategies for your portfolio, which in turn, can help soften the tumultuous effects of an up and down market -- and potentially capitalize on opportunities.

Having a financial plan also keeps you focused on investing for the long term. Sticking with your prescribed diversification strategy, periodically reviewing and rebalancing your portfolio, and staying invested regardless of the market's direction ensures you won't miss out on the market's best days, which can have a potentially significant impact on your portfolio's returns. For example, during the period from July 1, 1997, to June 29, 2007, missing 10 of the market's best days would have decreased returns of the Standard & Poor's average annual rate of 7.0% to 2.05% -- a difference of 4.95%.(1)

While we'd all prefer to miss the dark days of the market, the market's best or worst days are virtually impossible to predict without the benefit of hindsight. Therefore, your best course of action is to develop a plan, stay invested for the long term in a diversified portfolio and rebalance when needed.

ALTERNATIVE STRATEGIES FOR TODAY'S INVESTOR(SM)
The extensive lineup of mutual funds from RiverSource Funds makes it easy to diversify your portfolio. RiverSource Advanced Alpha(SM) Strategies, our newest series of funds, are alternative investments intended to deliver enhanced levels of "alpha," a risk-adjusted measure of above-market return. When combined with a traditional portfolio of stocks, bonds and cash, these funds may help improve your risk-reward profile.(2)

The investment strategies for the Advanced Alpha funds take advantage of both long and short investment positions and are designed to increase alpha potential. Since the investment opportunities offered by funds such as our Advanced Alpha Strategies were once only available to institutional investors and have recently been made available to individual investors, you should take time to review these

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT offerings with your financial professional to determine if they are appropriate for you.

In addition to our Advanced Alpha funds, you can work with your financial professional to build a portfolio from our 60 single strategy funds that fits your asset allocation and risk parameters, or choose from our full range of Advice-Built Solutions(SM) that take care of the portfolio management details for you.

Thank you for investing with RiverSource Funds and for your continued support.


/s/ STEPHEN R. LEWIS, JR.          /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.              Patrick T. Bannigan
Chairman of the Boards             President, RiverSource Funds

  For more information about our
  Advanced Alpha Strategies or any of
  our RiverSource Funds, go online to
  RiverSource.com, or call (888)
  791-3380. Customer Service
  Representatives are available to
  answer your questions Monday
  through Friday from 8 a.m. to 5
  p.m. Central Time.

1 Source: Ned Davis Research, Inc. This data is for illustrative purposes only and is not indicative of the performance of any investment.
2 Investments in long/short funds often involve greater risks and potential volatility than investments in long-only funds. Short sales involve selling a security not owned in anticipation that the price of the security will decline. A fund's use of shorting strategies may in effect "leverage" the fund, as proceeds from the short sales may be used to invest in additional long positions. Leveraging potentially exposes a fund to greater risks due to unanticipated market movements, which may magnify losses and increase volatility of returns.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      7

The Fund's Long-term Performance ...     10

Fund Expenses Example...............     12

Investments in Securities...........     15

Financial Statements................     19

Notes to Financial Statements.......     25

Report of Independent Registered
   Public Accounting Firm...........     47

Federal Income Tax Information......     48

Board Members and Officers..........     52

Approval of Investment Management
   Services Agreement...............     56

Proxy Voting........................     58

Change in Independent Registered
   Public Accounting Firm...........     59

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.
--------------------------------------------------------------------------------

 2 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

FUND SNAPSHOT AT SEPT. 30, 2007

FUND OBJECTIVE

RiverSource Diversified Equity Income Fund seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.

SECTOR BREAKDOWN*

Percentage of portfolio assets
(PIE CHART)

Financials                       Industrials         Energy        Telecommunication Services   Information Technology
22.6                                   19.20          14.60                              9.60                     7.20

Financials                       Health Care           Other(1)
22.6                                    7.00             19.80

 * Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.
(1) Includes Materials 5.1%, Consumer Discretionary 4.6%, Consumer Staples 4.4%, Utilities 3.8% and Cash & Cash Equivalents(2) 1.9%.
(2) Of the 1.9%, 0.9% is due to security lending activity and 1.0% is the Fund's cash equivalent position.

TOP TEN HOLDINGS

Percentage of portfolio assets

AT&T                                  3.9%
General Electric                      3.7%
Caterpillar                           2.8%
Citigroup                             2.6%
Bank of America                       2.6%
Chevron                               2.0%
XL Capital Cl A                       2.0%
Loews-Carolina Group                  1.9%
ConocoPhillips                        1.8%
Travelers Companies                   1.8%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.
--------------------------------------------------------------------------------

             RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  3

FUND SNAPSHOT AT SEPT. 30, 2007

STYLE MATRIX


          STYLE
VALUE    BLEND    GROWTH
                              LARGE
                              MEDIUM      SIZE
                              SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.
PORTFOLIO MANAGERS

                           YEARS IN INDUSTRY
Warren Spitz                         23
Steve Schroll                        26
Laton Spahr, CFA                      9
Paul Stocking                        20

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                     INDZX          10/15/90
Class B                     IDEBX          03/20/95
Class C                     ADECX          06/26/00
Class I                     ADIIX          03/04/04
Class R2                    RDEIX          12/11/06
Class R3                    RDERX          12/11/06
Class R4(1)                 IDQYX          03/20/95
Class R5                    RSEDX          12/11/06
Class W                        --          12/01/06
(1) Effective Dec. 11, 2006, Class Y was renamed Class
    R4.
Total net assets                        $8.198 billion
Number of holdings                              123

--------------------------------------------------------------------------------

 4 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                       For the year ended Sept. 30, 2007

                                  (BAR CHART)

RiverSource Diversified Equity Income Fund Class A
  (excluding sales charge)                             +20.98

Russell 1000R Value Index (unmanaged)                  +14.45

Lipper Equity Income Funds Index                       +15.23

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                  TOTAL                    NET EXPENSES
Class A                                           1.00%                       1.00%
Class B                                           1.76%                       1.76%
Class C                                           1.76%                       1.76%
Class I                                           0.62%                       0.62%
Class R2(a)                                       1.43%                       1.43%
Class R3(a)                                       1.32%                       1.32%
Class R4(b)                                       0.93%                       0.91%(c)
Class R5(a)                                       0.73%                       0.73%
Class W(d)                                        1.05%                       1.05%

(a)  Inception date for Class R2, Class R3 and Class R5 was Dec. 11, 2006.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Sept. 30, 2008, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.02% for the year ended Sept. 30, 2007), will not exceed 0.89% for Class R4.
(d)  Inception date for Class W was Dec. 1, 2006.
--------------------------------------------------------------------------------

             RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT SEPT. 30, 2007
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION
 Class A (inception 10/15/90)        +20.98%   +19.91%   +22.91%   +10.00%     +13.37%
 Class B (inception 3/20/95)         +20.04%   +19.00%   +21.95%    +9.16%     +11.74%
 Class C (inception 6/26/00)         +20.04%   +19.01%   +21.95%      N/A      +10.76%
 Class I (inception 3/4/04)          +21.44%   +20.39%      N/A       N/A      +16.86%
 Class R2 (inception 12/11/06)          N/A       N/A       N/A       N/A      +12.74%*
 Class R3 (inception 12/11/06)          N/A       N/A       N/A       N/A      +13.02%*
 Class R4** (inception 3/20/95)      +21.10%   +20.07%   +23.11%   +10.16%     +12.76%
 Class R5 (inception 12/11/06)          N/A       N/A       N/A       N/A      +13.41%*
 Class W (inception 12/01/06)           N/A       N/A       N/A       N/A      +14.40%*

WITH SALES CHARGE
 Class A (inception 10/15/90)        +14.02%   +17.57%   +21.46%    +9.35%     +12.97%
 Class B (inception 3/20/95)         +15.04%   +18.05%   +21.77%    +9.16%     +11.74%
 Class C (inception 6/26/00)         +19.04%   +19.01%   +21.95%      N/A      +10.76%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

  * Not annualized.
 ** Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

 6 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

Below, portfolio managers Warren Spitz, Steve Schroll, Laton Spahr and Paul Stocking discuss RiverSource Diversified Equity Income Fund's results and positioning for the 12 months ended Sept. 30, 2007.

Q: How did RiverSource Diversified Equity Income Fund perform for the 12 months ended Sept. 30, 2007?

A: RiverSource Diversified Equity Income Fund gained 20.98% (Class A shares, excluding sales charge) for the 12 months ended Sept. 30, 2007. The Fund outperformed the 14.45% advance of the Russell 1000(R) Value Index (Russell Index) as well as the 15.23% increase of the Lipper Equity Income Funds Index, representing the Fund's peer group.

   A NOTABLY MODEST ALLOCATION TO FINANCIALS, THE WORST PERFORMING SECTOR IN THE RUSSELL INDEX, BOOSTED THE FUND'S RETURN MOST RELATIVE TO THE RUSSELL INDEX.


Q: What factors most significantly affected the Fund's performance?

A: Both sector allocation and individual stock selection as a whole contributed to the Fund's outperformance. A notably modest allocation to financials, the worst performing sector in the Russell Index, boosted the Fund's return most relative to the Russell Index. Significant exposure to the energy sector and producer durables industry also contributed to the Fund's results, as both of these areas outpaced the Russell Index for the annual period. Oil services firms McDermott Intl and Schlumberger, machinery manufacturers Deere & Co and Caterpillar and specialty electronics giant Ingersoll-Rand were particularly strong performers. Elsewhere, in consumer staples, tobacco companies Loews-Carolina Group and Altria Group were also strong individual stock performers.

   Having only a modest position in the weak consumer discretionary sector proved prudent, but stock selection within this sector detracted from the Fund's results, with positions in media company Time Warner and retailers Wal-Mart Stores and Macy's disappointing. Further detracting from the Fund's performance was its small allocation to the integrated oils industry, the best performing component of the Russell Index for the annual period. In particular, modest exposure to the strongly performing Exxon Mobil hurt results. In autos and transportation, a sizable position in airline company U.S. Airways Group, which performed poorly, detracted from performance.

--------------------------------------------------------------------------------

             RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  7

QUESTIONS & ANSWERS

Q: What changes did you make to the Fund's portfolio during the period?

A: We increased the Fund's positions in the producer durables industry and information technology sector. For example, we added to Fund positions in ABB, IBM and Intel. We reduced the Fund's allocations to the financials and consumer discretionary sectors. Within financials, we reduced the Fund's positions in commercial banks US Bancorp, Wachovia and Wells Fargo & Co. Lastly, we added Ford Motor to the Fund's portfolio, and we eliminated the Fund's holding in Exxon Mobil. Overall, the changes we made during the annual period were an acceleration of the Fund's re-emphasis on cyclical industries over consumer-related names. While fears of a consumer-led recession being on the horizon heightened amidst the housing slowdown and credit market turmoil, the prospects for industries related to global infrastructure improved and a move back towards technology stocks appeared to be in the early stages. Many expect there to be increased spending for technology-related goods and services by businesses flush with cash from strong earnings growth over the past several years.

   OVERALL, THE CHANGES WE MADE DURING THE ANNUAL PERIOD WERE AN ACCELERATION OF THE FUND'S RE-EMPHASIS ON CYCLICAL INDUSTRIES OVER CONSUMER-RELATED NAMES.


Q: What is the Fund's tactical view and strategy for the months ahead?

A: During the past several months, the global macroeconomic environment has grown increasingly uncertain. In response to this uncertainty, we have increased our emphasis on bottom-up stock selection. This focus has recently led us to new ideas in sectors such as health care and information technology, which we believe will complement well the Fund's sustained greater exposure to cyclical industries, including basic materials, producer durables and energy. At the same time, we intend to further reduce the Fund's already modest exposure to financial services in favor of these more attractive sectors given ongoing concerns regarding the capital and credit markets in the U.S.

--------------------------------------------------------------------------------

 8 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS

   As always, we take larger positions in sectors, industries or individual stocks when we believe we have identified factors that other investors have either missed or ignored or strongly disagree with, and that have the potential to move the share values higher. We will continue to emphasize stocks that we believe have attractive valuations and we intend to generally invest in equities across the market capitalizations sectors with an emphasis on large-cap stocks.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.
--------------------------------------------------------------------------------

             RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  9

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Diversified Equity Income Fund Class A shares (from 10/01/97 to 9/30/07) as compared to the performance of two widely cited performance indices, the Russell 1000 Value Index and the Lipper Equity Income Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS

                                                                                          SINCE
Results at Sept. 30, 2007                 1 YEAR     3 YEARS    5 YEARS    10 YEARS    INCEPTION(3)
RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND
(INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000      $11,402    $16,251    $26,434    $24,451       $79,104
        Average annual total return        +14.02%    +17.57%    +21.46%     +9.35%       +12.97%
RUSSELL 1000 VALUE INDEX(1)
        Cumulative value of $10,000       $11,445    $15,308    $22,946    $23,249       $90,925
        Average annual total return        +14.45%    +15.25%    +18.07%     +8.80%       +13.94%
LIPPER EQUITY INCOME FUNDS INDEX(2)
        Cumulative value of $10,000       $11,523    $14,660    $20,680    $19,491       $63,046
        Average annual total return        +15.23%    +13.60%    +15.64%     +6.90%       +11.50%

Results for other share classes can be found on page 6.

--------------------------------------------------------------------------------

 10 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND LINE GRAPH)

                                               RIVERSOURCE DIVERSIFIED
                                              EQUITY INCOME FUND CLASS
                                              A (INCLUDES SALES CHARGE)   RUSSELL 1000 VALUE INDEX(1)     LIPPER EQUITY INCOME
                                                      ($24,451)                    ($23,249)            FUNDS INDEX(2) ($19,491)
                                              -------------------------   ---------------------------   ------------------------
I97                                                      9425                        10000                        10000
I98                                                      9220                        10359                        10129
I99                                                     10804                        12296                        11482
I00                                                     11415                        13394                        12412
I01                                                     10613                        12201                        11318
I02                                                      8716                        10133                         9423
I03                                                     11520                        12602                        11353
I04                                                     14180                        15188                        13293
I05                                                     17617                        17723                        15090
I06                                                     20211                        20314                        16915
I07                                                     24451                        23249                        19491

(1) The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Equity Income Funds Index includes the 30 largest equity income funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from Oct. 15, 1990. Russell 1000 Value Index and Lipper peer group data is from Nov. 1, 1990.
--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  11

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

                              BEGINNING         ENDING         EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                            APRIL 1, 2007   SEPT. 30, 2007   THE PERIOD(A)   EXPENSE RATIO
 Class A
   Actual(b)                   $1,000         $1,113.40          $5.27           1.00%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.95          $5.04           1.00%
 Class B
   Actual(b)                   $1,000         $1,108.20          $9.20           1.75%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,016.21          $8.80           1.75%
 Class C
   Actual(b)                   $1,000         $1,108.70          $9.25           1.76%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,016.16          $8.85           1.76%
 Class I
   Actual(b)                   $1,000         $1,114.70          $3.27            .62%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.84          $3.13            .62%
 Class R2
   Actual(b)                   $1,000         $1,111.20          $7.63           1.45%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,017.70          $7.29           1.45%
 Class R3
   Actual(b)                   $1,000         $1,112.90          $6.95           1.32%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,018.35          $6.64           1.32%
 Class R4*
   Actual(b)                   $1,000         $1,113.00          $4.74            .90%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,020.44          $4.53            .90%
 Class R5
   Actual(b)                   $1,000         $1,115.20          $3.85            .73%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,021.29          $3.68            .73%

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  13

                              BEGINNING         ENDING         EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                            APRIL 1, 2007   SEPT. 30, 2007   THE PERIOD(A)   EXPENSE RATIO
 Class W
   Actual(b)                   $1,000         $1,112.90          $5.64           1.07%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.60          $5.39           1.07%

*    Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Sept. 30, 2007: +11.34% for Class A, +10.82% for Class B, +10.87% for Class C, +11.47% for Class I, +11.12% for Class R2, +11.29% for Class R3, +11.30% for Class R4, +11.52%.
     for Class R5 and +11.29% for Class W.

--------------------------------------------------------------------------------

 14 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

INVESTMENTS IN SECURITIES

SEPT. 30, 2007
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (98.0%)
ISSUER                                            SHARES                   VALUE(A)
AEROSPACE & DEFENSE (1.1%)
Goodrich                                            572,683             $39,074,161
Honeywell Intl                                      912,105              54,242,884
                                                                    ---------------
Total                                                                    93,317,045
-----------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.4%)
United Parcel Service Cl B                          476,785              35,806,554
-----------------------------------------------------------------------------------

AIRLINES (0.5%)
AMR                                                 751,354(b)           16,747,680
Continental Airlines Cl B                           345,320(b)           11,405,920
UAL                                                 123,094(b)            5,727,564
US Airways Group                                    404,798(b)           10,625,948
                                                                    ---------------
Total                                                                    44,507,112
-----------------------------------------------------------------------------------

AUTOMOBILES (1.8%)
Ford Motor                                       10,028,572(b,d)         85,142,576
General Motors                                    1,751,958(d)           64,296,859
                                                                    ---------------
Total                                                                   149,439,435
-----------------------------------------------------------------------------------

BIOTECHNOLOGY (0.2%)
Genentech                                           257,067(b)           20,056,367
-----------------------------------------------------------------------------------

CHEMICALS (3.1%)
Air Products & Chemicals                            299,583              29,287,234
Dow Chemical                                      2,382,930             102,608,966
EI du Pont de Nemours & Co                        2,499,876             123,893,854
                                                                    ---------------
Total                                                                   255,790,054
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.9%)
US Bancorp                                          730,240              23,754,707
Wachovia                                            691,273              34,667,341
Wells Fargo & Co                                    539,313              19,210,329
                                                                    ---------------
Total                                                                    77,632,377
-----------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (0.4%)
Waste Management                                    858,588              32,403,111
-----------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (0.4%)
Telefonaktiebolaget LM Ericsson ADR                 732,341(c)           29,147,172
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

COMPUTERS & PERIPHERALS (2.7%)
Hewlett-Packard                                   2,057,823            $102,459,007
IBM                                                 981,858             115,662,873
                                                                    ---------------
Total                                                                   218,121,880
-----------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.6%)
Fluor                                               332,535              47,878,389
Insituform Technologies Cl A                        299,107(b,d)          4,555,400
                                                                    ---------------
Total                                                                    52,433,789
-----------------------------------------------------------------------------------

CONSUMER FINANCE (--%)
Discover Financial Services                         137,554(b)            2,861,123
-----------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (5.9%)
Bank of America                                   4,239,471             213,118,207
Citigroup                                         4,665,537             217,740,612
JPMorgan Chase & Co                               1,208,037              55,352,255
                                                                    ---------------
Total                                                                   486,211,074
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (8.2%)
AT&T                                              7,637,892             323,159,210
BT Group                                          9,281,040(c)           58,296,201
Deutsche Telekom ADR                              5,806,995(c)          113,991,312
Telefonos de Mexico ADR Series L                  2,217,848(c)           72,900,664
Verizon Communications                            2,221,436              98,365,186
                                                                    ---------------
Total                                                                   666,712,573
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (3.0%)
Duke Energy                                         991,501(d)           18,531,154
Edison Intl                                         402,012              22,291,565
Exelon                                              637,783              48,063,327
FirstEnergy                                         668,713              42,356,281
FPL Group                                         1,094,583              66,638,214
Southern                                          1,323,826              48,028,407
                                                                    ---------------
Total                                                                   245,908,948
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (1.0%)
ABB ADR                                           2,607,251(c)           68,388,193
Hubbell Cl B                                        237,864              13,586,792
                                                                    ---------------
Total                                                                    81,974,985
-----------------------------------------------------------------------------------

                                            See accompanying notes to
investments in securities.
--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  15

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

ENERGY EQUIPMENT & SERVICES (5.3%)
Baker Hughes                                      1,182,639(d)         $106,875,086
GlobalSantaFe                                     1,220,964              92,817,683
Halliburton                                       3,297,226             126,613,479
Schlumberger                                        996,678             104,651,190
                                                                    ---------------
Total                                                                   430,957,438
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.5%)
Wal-Mart Stores                                     889,907              38,844,441
-----------------------------------------------------------------------------------

FOOD PRODUCTS (0.5%)
Kraft Foods Cl A                                  1,242,398              42,875,155
-----------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (1.1%)
CIGNA                                               614,902              32,768,128
Health Net                                          473,833(b)           25,610,674
Humana                                              493,092(b)           34,457,268
                                                                    ---------------
Total                                                                    92,836,070
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (0.4%)
Royal Caribbean Cruises                             862,938              33,680,470
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.5%)
Whirlpool                                           455,763              40,608,483
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (6.3%)
3M                                                  886,227              82,933,123
General Electric                                  7,351,463             304,350,568
McDermott Intl                                    2,238,934(b)          121,081,551
                                                                    ---------------
Total                                                                   508,365,242
-----------------------------------------------------------------------------------

INSURANCE (14.6%)
ACE                                               2,413,411(c)          146,180,304
Allstate                                          1,250,243              71,501,397
American Intl Group                               1,056,090              71,444,489
Aon                                               1,574,045              70,532,956
Axis Capital Holdings                             1,103,491(c)           42,936,835
Endurance Specialty Holdings                      1,207,219(c)           50,159,949
Everest Re Group                                    176,083(c)           19,411,390
Lincoln Natl                                        797,555              52,614,703
Loews                                             2,509,025             121,311,359
Marsh & McLennan Companies                        3,202,780              81,670,890
Montpelier Re Holdings                            1,832,303(c,d)         32,431,763
PartnerRe                                           328,801(c)           25,971,991
RenaissanceRe Holdings                              721,875(c)           47,217,844
Safeco                                              633,953              38,810,603
Torchmark                                            94,206               5,870,918

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
INSURANCE (CONT.)
Travelers Companies                               2,923,277            $147,157,764
XL Capital Cl A                                   2,051,359(c)          162,467,634
                                                                    ---------------
Total                                                                 1,187,692,789
-----------------------------------------------------------------------------------

IT SERVICES (0.6%)
Computer Sciences                                   362,300(b)           20,252,570
Electronic Data Systems                           1,200,143              26,211,123
                                                                    ---------------
Total                                                                    46,463,693
-----------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.5%)
Eastman Kodak                                     1,408,198(d)           37,683,378
-----------------------------------------------------------------------------------

MACHINERY (8.8%)
Caterpillar                                       2,932,214             229,973,544
Deere & Co                                          820,734             121,813,340
Eaton                                               992,903              98,337,113
Illinois Tool Works                               1,134,960              67,689,014
Ingersoll-Rand Cl A                               2,103,833(c)          114,595,784
Parker Hannifin                                     699,207              78,192,319
                                                                    ---------------
Total                                                                   710,601,114
-----------------------------------------------------------------------------------

MEDIA (1.2%)
Comcast Cl A                                      1,535,210(b)           37,121,378
Idearc                                              191,115               6,014,389
RH Donnelley                                        379,701(b)           21,270,850
Time Warner                                       1,877,028              34,462,234
                                                                    ---------------
Total                                                                    98,868,851
-----------------------------------------------------------------------------------

METALS & MINING (0.4%)
Alcoa                                               923,981              36,146,137
-----------------------------------------------------------------------------------

MULTILINE RETAIL (0.2%)
Macy's                                              617,467              19,956,533
-----------------------------------------------------------------------------------

MULTI-UTILITIES (0.8%)
Dominion Resources                                  429,991              36,248,241
NiSource                                          1,392,154              26,645,828
                                                                    ---------------
Total                                                                    62,894,069
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (9.5%)
Anadarko Petroleum                                  501,843              26,974,061
Apache                                              378,945              34,127,787
BP ADR                                            1,346,766(c)           93,398,222
Chevron                                           1,762,323             164,918,185
ConocoPhillips                                    1,711,658             150,232,223
Devon Energy                                        169,159              14,074,029
EnCana                                              336,513(c)           20,813,329
Marathon Oil                                      1,863,568             106,260,647
Petroleo Brasileiro ADR                           1,025,560(c,d)         77,429,780
Pioneer Natural Resources                           522,474              23,500,881

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 16 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
OIL, GAS & CONSUMABLE FUELS (CONT.)
Spectra Energy                                      589,124             $14,421,756
Total ADR                                           590,591(c)           47,855,589
                                                                    ---------------
Total                                                                   774,006,489
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (1.5%)
Intl Paper                                        2,386,315              85,597,119
Weyerhaeuser                                        557,440              40,302,912
                                                                    ---------------
Total                                                                   125,900,031
-----------------------------------------------------------------------------------

PHARMACEUTICALS (5.4%)
Abbott Laboratories                                 923,436              49,514,638
Bristol-Myers Squibb                              1,245,191              35,886,405
Eli Lilly & Co                                      727,751              41,430,864
Johnson & Johnson                                   703,635              46,228,820
Merck & Co                                        1,844,015              95,317,135
Pfizer                                            3,387,371              82,753,474
Schering-Plough                                   1,401,921              44,342,761
Wyeth                                             1,040,306              46,345,632
                                                                    ---------------
Total                                                                   441,819,729
-----------------------------------------------------------------------------------

ROAD & RAIL (0.3%)
Burlington Northern Santa Fe                        150,851              12,244,576
Union Pacific                                       109,230              12,349,543
                                                                    ---------------
Total                                                                    24,594,119
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.4%)
Intel                                             4,201,915             108,661,522
STMicroelectronics                                2,360,233(c)           39,533,903
Taiwan Semiconductor Mfg ADR                      5,152,061(c)           52,138,857
                                                                    ---------------
Total                                                                   200,334,282
-----------------------------------------------------------------------------------

SOFTWARE (1.2%)
Microsoft                                         3,447,302             101,557,517
-----------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.4%)
Fannie Mae                                        1,925,926             117,115,560
-----------------------------------------------------------------------------------

TOBACCO (3.4%)
Altria Group                                      1,779,153             123,704,508
Loews-Carolina Group                              1,917,221(f)          157,653,083
                                                                    ---------------
Total                                                                   281,357,591
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

WIRELESS TELECOMMUNICATION SERVICES (1.0%)
Sprint Nextel                                     4,525,072             $85,976,368
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $6,224,599,846)                                               $8,033,459,148
-----------------------------------------------------------------------------------

PREFERRED STOCKS (0.3%)
ISSUER                                            SHARES                   VALUE(A)
Schering-Plough 6.00% Cv                             80,000             $22,159,200
-----------------------------------------------------------------------------------

TOTAL PREFERRED STOCKS
(Cost: $20,000,000)                                                     $22,159,200
-----------------------------------------------------------------------------------

BONDS (0.6%)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
ELECTRIC (0.1%)
Calpine
 Sr Nts
 02-15-11                            8.50%      $6,000,000(b)            $6,840,000
-----------------------------------------------------------------------------------

WIRELINES (0.5%)
Qwest Communications Intl
 Sr Unsecured
 11-15-25                            3.50       24,573,000               40,422,094
-----------------------------------------------------------------------------------

TOTAL BONDS
(Cost: $29,771,706)                                                     $47,262,094
-----------------------------------------------------------------------------------

MONEY MARKET FUND (1.9%)(e)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                158,017,014(g)         $158,017,014
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $158,017,014)                                                   $158,017,014
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $6,432,388,566)(h)                                            $8,260,897,456
===================================================================================

                                            See accompanying notes to
investments in securities.
--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  17

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. At Sept. 30, 2007, the value of foreign securities represented 16.0% of net assets.

(d) At Sept. 30, 2007, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.9% of net assets. See Note 5 to the financial statements. The Fund's cash equivalent position is 1.0% of net assets.

(f) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(g)  Affiliated Money Market Fund -- See Note 6 to the financial statements.

(h) At Sept. 30, 2007, the cost of securities for federal income tax purposes was $6,438,675,696 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

   Unrealized appreciation                                       $1,922,186,495
   Unrealized depreciation                                          (99,964,735)
   ----------------------------------------------------------------------------
   Net unrealized appreciation                                   $1,822,221,760
   ----------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

 18 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPT. 30, 2007

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers* (identified cost $6,274,371,552)       $8,102,880,442
   Affiliated money market fund (identified cost
   $158,017,014) (Note 6)                                          158,017,014
------------------------------------------------------------------------------
Total investments in securities (identified cost
   $6,432,388,566)                                               8,260,897,456
Cash                                                                    56,714
Capital shares receivable                                            8,751,833
Dividends and accrued interest receivable                            9,975,362
Receivable for investment securities sold                            2,323,769
------------------------------------------------------------------------------
Total assets                                                     8,282,005,134
------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                               6,107,088
Payable upon return of securities loaned (Note 5)                   72,964,800
Accrued investment management services fee                             120,423
Accrued distribution fee                                             3,110,165
Accrued transfer agency fee                                              4,056
Accrued administrative services fee                                     10,027
Accrued plan administration services fee                               107,601
Other accrued expenses                                               1,300,301
------------------------------------------------------------------------------
Total liabilities                                                   83,724,461
------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $8,198,280,673
==============================================================================

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  19

SEPT. 30, 2007

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                        $    5,716,717
Additional paid-in capital                                       5,695,477,160
Undistributed net investment income                                  6,080,105
Accumulated net realized gain (loss)                               662,497,801
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign
   currencies                                                    1,828,508,890
------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $8,198,280,673
==============================================================================

Net assets applicable to outstanding
   shares:                                Class A                             $6,501,873,578
                                          Class B                             $1,113,206,377
                                          Class C                             $  113,516,275
                                          Class I                             $  131,741,947
                                          Class R2                            $       30,353
                                          Class R3                            $  118,360,158
                                          Class R4                            $  209,638,131
                                          Class R5                            $    9,908,675
                                          Class W                             $        5,179
Net asset value per share of outstanding
   capital stock:                         Class A shares(1)    453,432,458    $        14.34
                                          Class B shares        77,559,340    $        14.35
                                          Class C shares         7,925,624    $        14.32
                                          Class I shares         9,192,333    $        14.33
                                          Class R2 shares            2,118    $        14.33
                                          Class R3 shares        8,262,415    $        14.33
                                          Class R4 shares       14,606,415    $        14.35
                                          Class R5 shares          690,653    $        14.35
                                          Class W shares               361    $        14.35
--------------------------------------------------------------------------------------------
* Including securities on loan, at value
   (Note 5)                                                                   $   69,900,788
--------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $15.21. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 20 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

STATEMENT OF OPERATIONS
YEAR ENDED SEPT. 30, 2007

INVESTMENT INCOME
Income:
Dividends                                                       $  176,035,534
Interest                                                               987,786
Income distributions from affiliated money market fund (Note
   6)                                                                3,286,213
Fee income from securities lending (Note 5)                            769,187
   Less foreign taxes withheld                                      (1,452,009)
------------------------------------------------------------------------------
Total income                                                       179,626,711
------------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                                  42,530,087
Distribution fee
   Class A                                                          15,091,455
   Class B                                                          12,454,200
   Class C                                                           1,006,485
   Class R2                                                                 37
   Class R3                                                             25,993
   Class W                                                                  10
Transfer agency fee
   Class A                                                           7,802,627
   Class B                                                           1,733,276
   Class C                                                             136,159
   Class R2                                                                  4
   Class R3                                                              5,199
   Class R4                                                             99,134
   Class R5                                                              1,552
   Class W                                                                   8
Service fee -- Class R4                                                 20,605
Administrative services fee                                          3,449,519
Plan administration services fee
   Class R2                                                                 18
   Class R3                                                             25,993
   Class R4                                                            369,015
Compensation of board members                                          135,752
Custodian fees                                                         485,412
Printing and postage                                                   844,913
Registration fees                                                      128,466
Professional fees                                                      155,990
Other                                                                  223,564
------------------------------------------------------------------------------
Total expenses                                                      86,725,473
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates (Note 2)                                          (30,046)
------------------------------------------------------------------------------
                                                                    86,695,427
   Earnings and bank fee credits on cash balances (Note 2)            (383,018)
------------------------------------------------------------------------------
Total net expenses                                                  86,312,409
------------------------------------------------------------------------------
Investment income (loss) -- net                                     93,314,302
------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  21

YEAR ENDED SEPT. 30, 2007

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                               $  690,228,646
   Foreign currency transactions                                        23,913
------------------------------------------------------------------------------
Net realized gain (loss) on investments                            690,252,559
Net change in unrealized appreciation (depreciation) on
   investments
   and on translation of assets and liabilities in foreign
   currencies                                                      667,391,845
------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies            1,357,644,404
------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $1,450,958,706
==============================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 22 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED SEPT. 30,                                        2007               2006
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                        $    93,314,302    $   75,748,406
Net realized gain (loss) on investments                    690,252,559       667,563,305
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                       667,391,845        60,748,970
----------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                            1,450,958,706       804,060,681
----------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                              (78,488,395)      (68,205,940)
      Class B                                               (6,416,839)       (4,062,432)
      Class C                                                 (569,347)         (287,993)
      Class I                                               (2,099,767)       (2,759,264)
      Class R2                                                    (127)              N/A
      Class R3                                                (426,738)              N/A
      Class R4                                              (2,453,523)       (1,276,419)
      Class R5                                                 (72,968)              N/A
      Class W                                                      (63)              N/A
   Net realized gain
      Class A                                             (493,880,849)     (175,899,802)
      Class B                                             (107,894,466)      (52,922,416)
      Class C                                               (8,054,454)       (2,748,210)
      Class I                                               (9,932,541)       (4,780,968)
      Class R2                                                    (418)              N/A
      Class R3                                                    (418)              N/A
      Class R4                                              (9,146,377)       (2,765,629)
      Class R5                                                    (418)              N/A
      Class W                                                     (423)              N/A
----------------------------------------------------------------------------------------
Total distributions                                       (719,438,131)     (315,709,073)
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  23

YEAR ENDED SEPT. 30,                                        2007               2006
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                             $ 1,141,884,962    $1,765,930,961
   Class B shares                                          134,880,774       308,425,141
   Class C shares                                           28,843,188        32,313,599
   Class I shares                                           14,742,374        70,245,448
   Class R2 shares                                              42,830               N/A
   Class R3 shares                                         119,943,918               N/A
   Class R4 shares                                         130,894,776        35,004,362
   Class R5 shares                                          10,000,505               N/A
   Class W shares                                                5,000               N/A
Reinvestment of distributions at net asset value
   Class A shares                                          561,141,213       238,684,013
   Class B shares                                          112,481,028        56,131,521
   Class C shares                                            8,344,099         2,954,211
   Class I shares                                           12,031,612         7,539,808
   Class R2 shares                                                  69               N/A
   Class R3 shares                                             426,668               N/A
   Class R4 shares                                          11,523,207         4,042,048
   Class R5 shares                                              72,888               N/A
Payments for redemptions
   Class A shares                                       (1,195,152,850)     (689,513,201)
   Class B shares (Note 2)                                (467,080,552)     (397,110,055)
   Class C shares (Note 2)                                 (19,732,820)      (12,897,208)
   Class I shares                                          (40,401,457)      (49,930,532)
   Class R2 shares                                             (13,401)              N/A
   Class R3 shares                                          (5,828,620)              N/A
   Class R4 shares                                         (47,875,264)       (7,647,072)
   Class R5 shares                                            (255,528)              N/A
----------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                            510,918,619     1,364,173,044
----------------------------------------------------------------------------------------
Total increase (decrease) in net assets                  1,242,439,194     1,852,524,652
Net assets at beginning of year                          6,955,841,479     5,103,316,827
----------------------------------------------------------------------------------------
Net assets at end of year                              $ 8,198,280,673    $6,955,841,479
========================================================================================
Undistributed net investment income                    $     6,080,105    $    3,269,657
----------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 24 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Diversified Equity Income Fund (the Fund) is a series of RiverSource Investment Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Investment Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in dividend-paying common and preferred stocks.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At Sept. 30, 2007, Ameriprise Financial, Inc. (Ameriprise Financial), the parent company of RiverSource Investments, LLC (the Investment Manager), and the affiliated funds-of-funds owned 100% of Class I shares.

Effective Dec. 11, 2006, the Fund offers additional classes of shares, Class R2, Class R3 and Class R5, to certain institutional investors. These shares are sold without a front-end sales charge or CDSC.

Effective Dec. 1, 2006, the Fund offers an additional class of shares, Class W, through qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC. At Sept. 30, 2007, Ameriprise Financial owned 100% of Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  25

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, as administrator to the Fund, will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also

--------------------------------------------------------------------------------

 26 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. During the year ended Sept. 30, 2007, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these future contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Sept. 30, 2007, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT 27 settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations. At Sept. 30, 2007, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $23,913 and accumulated net realized gain has been decreased by $23,913.

--------------------------------------------------------------------------------

 28 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED SEPT. 30,                                 2007           2006
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.........................    $89,960,364    $80,456,308
      Long-term capital gain..................    482,408,880    163,649,434
CLASS B
Distributions paid from:
      Ordinary income.........................      8,923,660      7,748,162
      Long-term capital gain..................    105,387,645     49,236,686
CLASS C
Distributions paid from:
      Ordinary income.........................        756,427        479,389
      Long-term capital gain..................      7,867,374      2,556,814
CLASS I
Distributions paid from:
      Ordinary income.........................      2,330,465      3,092,230
      Long-term capital gain..................      9,701,843      4,448,002
CLASS R2(A)
Distributions paid from:
      Ordinary income.........................            137            N/A
      Long-term capital gain..................            408            N/A
CLASS R3(A)
Distributions paid from:
      Ordinary income.........................        426,748            N/A
      Long-term capital gain..................            408            N/A
CLASS R4(B)
Distributions paid from:
      Ordinary income.........................      2,665,961      1,469,029
      Long-term capital gain..................      8,933,939      2,573,019
CLASS R5(A)
Distributions paid from:
      Ordinary income.........................         72,978            N/A
      Long-term capital gain..................            408            N/A
CLASS W(C)
Distributions paid from:
      Ordinary income.........................             73            N/A
      Long-term capital gain..................            413            N/A

(a)  For the period from Dec. 11, 2006 (inception date) to Sept. 30, 2007.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c)  For the period from Dec. 1, 2006 (inception date) to Sept. 30, 2007.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  29

At Sept. 30, 2007, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income...........................    $   51,303,397
Undistributed accumulated long-term gain................    $  623,642,589
Unrealized appreciation (depreciation)..................    $1,822,140,810

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Recent SEC guidance allows implementing FIN 48 in fund NAV calculations as late as the funds last NAV calculation in the first required financial statement reporting period. As a result, the Fund will adopt FIN 48 in its semiannual report for the period ending March 31, 2008. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

Dividends from net investment income, declared and paid each calendar quarter, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend of the calendar year.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------

 30 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.375% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Equity Income Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $1,134,237 for the year ended Sept. 30, 2007. The management fee for the year ended Sept. 30, 2007, was 0.56% of the Fund's average daily net assets, including an adjustment under the terms of the performance incentive arrangement.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase. The fee for the year ended Sept. 30, 2007, was 0.05% of the Fund's average daily net assets.

Other expenses in the amount of $63,957 are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  31

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $19.50

-  Class B $20.50

-  Class C $20.00

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to an asset-based fee for Class R4. The Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $17.50 per shareholder account.

In addition, the Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. Effective Dec. 11, 2006, this fee was eliminated.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. As of Oct. 1, 2007, RiverSource Distributors serves as the sole principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Effective Dec. 11, 2006, a Plan Administration Services Agreement, a fee for the provision of various administrative, recordkeeping, communication and educational services, was adopted for the restructured Class R4 and the introduction of Class R2 and Class R3. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares.

--------------------------------------------------------------------------------

 32 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

Prior to Dec. 11, 2006, under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

Sales charges received by the Distributor for distributing Fund shares were $8,756,953 for Class A, $778,521 for Class B and $18,336 for Class C for the year ended Sept. 30, 2007.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the year ended Sept. 30, 2007, the Investment Manager and its affiliates waived certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds) were 0.89% for Class R4. Of these waived fees and expenses, the transfer agency fees waived at the class level were $30,046 for Class R4. Effective Dec. 11, 2006, with the renaming of Class Y as Class R4, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 0.89% for Class R4 of the Fund's average daily net assets, until Sept. 30, 2008, unless sooner terminated at the discretion of the Board.

During the year ended Sept. 30, 2007, the Fund's custodian and transfer agency fees were reduced by $383,018 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $2,375,850,735 and $2,512,512,711, respectively, for the year ended Sept. 30, 2007. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  33

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                YEAR ENDED SEPT. 30, 2007
                                            ISSUED FOR
                                            REINVESTED                             NET
                               SOLD        DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                      83,344,400     43,286,940      (88,053,371)        38,577,969
Class B                       9,998,956      8,709,591      (33,321,765)       (14,613,218)
Class C                       2,127,210        646,604       (1,457,146)         1,316,668
Class I                       1,096,665        926,762       (2,996,223)          (972,796)
Class R2(a)                       3,080              5             (967)             2,118
Class R3(a)                   8,648,588         30,005         (416,178)         8,262,415
Class R4(b)                   9,887,299        883,989       (3,452,993)         7,318,295
Class R5(a)                     703,364          5,119          (17,830)           690,653
Class W(c)                          361             --               --                361
----------------------------------------------------------------------------------------------

                                                YEAR ENDED SEPT. 30, 2006
                                            ISSUED FOR
                                            REINVESTED                             NET
                               SOLD        DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                     140,270,699     19,645,096      (54,773,877)       105,141,918
Class B                      24,642,507      4,650,068      (31,627,917)        (2,335,342)
Class C                       2,563,979        244,763       (1,025,685)         1,783,057
Class I                       5,567,673        619,466       (3,909,489)         2,277,650
Class R4(b)                   2,795,276        331,709         (609,980)         2,517,005
----------------------------------------------------------------------------------------------

(a)  For the period from Dec. 11, 2006 (inception date) to Sept. 30, 2007.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c)  For the period from Dec. 1, 2006 (inception date) to Sept. 30, 2007.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At Sept. 30, 2007, securities valued at $69,900,788 were on loan to brokers. For collateral, the Fund received $72,964,800 in cash. Cash collateral received is invested in an affiliated

--------------------------------------------------------------------------------

 34 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the "Investments in securities." Income from securities lending amounted to $769,187 for the year ended Sept. 30, 2007. Expenses paid to the Investment Manager were $17,994 for the year ended Sept. 30, 2007, which are included in other expenses on the Statement of operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $1,620,303,648 and $1,613,906,757 respectively, for the year ended Sept. 30, 2007.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended Sept. 30, 2007.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT 35 the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws

--------------------------------------------------------------------------------

 36 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  37

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,           2007              2006           2005           2004           2003
Net asset value, beginning of period     $13.10         $12.11          $9.88          $8.14          $6.26
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .18(b)         .18            .15            .15            .14
Net gains (losses) (both realized and
 unrealized)                               2.41           1.54           2.23           1.73           1.86
-----------------------------------------------------------------------------------------------------------
Total from investment operations           2.59           1.72           2.38           1.88           2.00
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)          (.19)          (.15)          (.14)          (.12)
Distributions from realized gains         (1.17)          (.54)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.35)          (.73)          (.15)          (.14)          (.12)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.34         $13.10         $12.11          $9.88          $8.14
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                               $6,502         $5,433         $3,751         $2,455         $1,539
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.00%          1.10%          1.04%          1.06%          1.04%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.34%          1.40%          1.46%          1.67%          1.94%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%            28%            24%            18%            38%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          20.98%         14.72%         24.24%         23.09%         32.17%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 38 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,           2007              2006           2005           2004           2003
Net asset value, beginning of period     $13.11         $12.07          $9.85          $8.12          $6.25
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .08(b)         .04            .07            .06            .08
Net gains (losses) (both realized and
 unrealized)                               2.40           1.58           2.22           1.73           1.86
-----------------------------------------------------------------------------------------------------------
Total from investment operations           2.48           1.62           2.29           1.79           1.94
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)          (.04)          (.07)          (.06)          (.07)
Distributions from realized gains         (1.17)          (.54)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.24)          (.58)          (.07)          (.06)          (.07)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.35         $13.11         $12.07          $9.85          $8.12
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                               $1,113         $1,208         $1,141           $877           $629
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.76%          1.86%          1.80%          1.83%          1.81%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .57%           .64%           .70%           .89%          1.18%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%            28%            24%            18%            38%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          20.04%         13.87%         23.28%         22.11%         31.10%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  39

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,           2007              2006           2005           2004           2003
Net asset value, beginning of period     $13.09         $12.06          $9.84          $8.11          $6.25
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .08(b)         .04            .07            .07            .08
Net gains (losses) (both realized and
 unrealized)                               2.40           1.58           2.22           1.73           1.85
-----------------------------------------------------------------------------------------------------------
Total from investment operations           2.48           1.62           2.29           1.80           1.93
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.08)          (.05)          (.07)          (.07)          (.07)
Distributions from realized gains         (1.17)          (.54)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.25)          (.59)          (.07)          (.07)          (.07)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.32         $13.09         $12.06          $9.84          $8.11
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $114            $86            $58            $38            $20
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                        1.76%          1.86%          1.81%          1.83%          1.83%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets               .58%           .63%           .69%           .92%          1.15%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%            28%            24%            18%            38%
-----------------------------------------------------------------------------------------------------------
Total return(e)                          20.04%         13.84%         23.33%         22.18%         30.96%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 40 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,           2007              2006           2005        2004(B)
Net asset value, beginning of period     $13.09         $12.13          $9.89         $10.03
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .23(c)         .26            .20            .19
Net gains (losses) (both realized and
 unrealized)                               2.41           1.50           2.24           (.19)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           2.64           1.76           2.44             --
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.23)          (.26)          (.20)          (.14)
Distributions from realized gains         (1.17)          (.54)            --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.40)          (.80)          (.20)          (.14)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.33         $13.09         $12.13          $9.89
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $132           $133            $96            $18
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                         .62%           .70%           .62%           .63%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.72%          1.79%          1.85%          2.35%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%            28%            24%            18%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          21.44%         15.14%         24.81%           .02%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to Sept. 30, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  41

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,          2007(B)
Net asset value, beginning of period     $14.03
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .11
Net gains (losses) (both realized and
 unrealized)                               1.52
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.63
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.16)
Distributions from realized gains         (1.17)
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.33)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.33
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.43%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.03%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          12.74%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to Sept. 30, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 42 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,          2007(B)
Net asset value, beginning of period     $14.03
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .13
Net gains (losses) (both realized and
 unrealized)                               1.54
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.67
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.20)
Distributions from realized gains         (1.17)
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.37)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.33
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $118
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.32%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.35%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          13.02%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to Sept. 30, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  43

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,           2007              2006           2005           2004           2003
Net asset value, beginning of period     $13.11         $12.12          $9.89          $8.14          $6.26
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .20(b)         .21            .17            .16            .15
Net gains (losses) (both realized and
 unrealized)                               2.41           1.53           2.23           1.74           1.86
-----------------------------------------------------------------------------------------------------------
Total from investment operations           2.61           1.74           2.40           1.90           2.01
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.20)          (.21)          (.17)          (.15)          (.13)
Distributions from realized gains         (1.17)          (.54)            --             --             --
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.37)          (.75)          (.17)          (.15)          (.13)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.35         $13.11         $12.12          $9.89          $8.14
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $210            $96            $58            $67            $50
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                         .89%(e)        .93%           .87%           .90%           .87%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.46%          1.56%          1.63%          1.83%          2.11%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%            28%            24%            18%            38%
-----------------------------------------------------------------------------------------------------------
Total return(f)                          21.10%         14.91%         24.38%         23.41%         32.39%
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class R4 would have been 0.91% for the year ended Sept. 30, 2007.
(f)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 44 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,          2007(B)
Net asset value, beginning of period     $14.03
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .18
Net gains (losses) (both realized and
 unrealized)                               1.54
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.72
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.23)
Distributions from realized gains         (1.17)
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.40)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.35
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $10
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                         .73%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.63%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          13.41%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to Sept. 30, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  45

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED SEPT. 30,          2007(B)
Net asset value, beginning of period     $13.86
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)             .14
Net gains (losses) (both realized and
 unrealized)                               1.70
-----------------------------------------------------------------------------------------------------------
Total from investment operations           1.84
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.18)
Distributions from realized gains         (1.17)
-----------------------------------------------------------------------------------------------------------
Total distributions                       (1.35)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $14.35
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e)                        1.05%(f)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              1.29%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     31%
-----------------------------------------------------------------------------------------------------------
Total return(g)                          14.40%(h)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to Sept. 30, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund after Investment Manager waiver/reimbursement and before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratio.
(f)  Adjusted to an annual basis.
(g)  Total return does not reflect payment of a sales charge.
(h)  Not annualized.

--------------------------------------------------------------------------------

 46 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Diversified Equity Income Fund (the Fund) (one of the portfolios constituting the RiverSource Investment Series, Inc.) as of September 30, 2007, and the related statements of operations, changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through September 30, 2006, were audited by other auditors whose report dated November 20, 2006, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2007, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Diversified Equity Income Fund of the RiverSource Investment Series, Inc. at September 30, 2007, the results of its operations, changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                                         /s/
Ernst & Young LLP
Minneapolis, Minnesota
November 15, 2007

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  47

FEDERAL INCOME TAX INFORMATION

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Sept. 30, 2007

CLASS A

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.07059
March 26, 2007..............................................         0.04439
June 25, 2007...............................................         0.04543
Sept. 24, 2007..............................................         0.04385
Total.......................................................        $0.20426

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.35024

CLASS B

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.04649
March 26, 2007..............................................         0.01804
June 25, 2007...............................................         0.01853
Sept. 24, 2007..............................................         0.01509
Total.......................................................        $0.09815

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.24413

--------------------------------------------------------------------------------

 48 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CLASS C

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.04730
March 26, 2007..............................................         0.01924
June 25, 2007...............................................         0.01938
Sept. 24, 2007..............................................         0.01827
Total.......................................................        $0.10419

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.25017

CLASS I

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.08269
March 26, 2007..............................................         0.05738
June 25, 2007...............................................         0.05854
Sept. 24, 2007..............................................         0.05694
Total.......................................................        $0.25555

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.40153

CLASS R2

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.08023
March 26, 2007..............................................         0.03782
June 25, 2007...............................................         0.03071
Sept. 24, 2007..............................................         0.03966
Total.......................................................        $0.18842

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.33440

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  49

CLASS R3

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.08110
March 26, 2007..............................................         0.04870
June 25, 2007...............................................         0.04144
Sept. 24, 2007..............................................         0.05108
Total.......................................................        $0.22232

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.36830

CLASS R4*

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.07561
March 26, 2007..............................................         0.04892
June 25, 2007...............................................         0.04867
Sept. 24, 2007..............................................         0.04735
Total.......................................................        $0.22055

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.36653

*    Effective Dec. 11, 2006, Class Y was reamed Class R4.

CLASS R5

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                     PER SHARE
Dec. 20, 2006...............................................        $0.08250
March 26, 2007..............................................         0.05516
June 25, 2007...............................................         0.05789
Sept. 24, 2007..............................................         0.05533
Total.......................................................        $0.25088

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.39686

--------------------------------------------------------------------------------

 50 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CLASS W

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%

PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $0.08003
March 26, 2007..............................................         0.03833
June 25, 2007...............................................         0.04266
Sept. 24, 2007..............................................         0.04092
Total.......................................................        $0.20194

CAPITAL GAIN DISTRIBUTION - taxable as long-term capital gain.
PAYABLE DATE                                                       PER SHARE
Dec. 20, 2006...............................................        $1.14598
Total distributions.........................................        $1.34792

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  51

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006         Court, 1998-2005
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 52
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 56                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 68                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 52 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           Strategic
901 S. Marquette Ave.    since 2004         Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                       estate and asset management          (transportation,
Age 55                                      company)                             distribution and
                                                                                 logistics
                                                                                 consultants)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer, RiboNovix,  Hybridon, Inc.
901 S. Marquette Ave.    since 2002         Inc. since 2003 (biotechnology);     (biotechnology);
Minneapolis, MN 55402                       former President, Forester Biotech   American Healthways,
Age 63                                                                           Inc. (health
                                                                                 management programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; President, Ameriprise
                                            Certificate Company since 2006;
                                            Senior Vice President -- Chief
                                            Investment Officer, Ameriprise
                                            Financial, Inc. and Chairman of the
                                            Board and Chief Investment Officer,
                                            RiverSource Investments, LLC,
                                            2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  53

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Senior Vice President -- Asset Management,
172 Ameriprise           2006               RiverSource Investments, LLC since 2006;
Financial Center                            Managing Director and Global Head of Product,
Minneapolis, MN 55474                       Morgan Stanley Investment Management,
Age 41                                      2004-2006; President, Touchstone Investments,
                                            2002-2004; Director of Strategic Planning,
                                            Evergreen Investments, 1995-2002
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 43                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006; Managing
                                            Director, Zurich Global Assets, 2001-2002
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Vice
Financial Center                            President -- Finance, American Express
Minneapolis, MN 55474                       Company, 2000-2002
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Vice President, General Counsel and
Minneapolis, MN 55474    since 2006         Secretary, Ameriprise Certificate Company
Age 48                                      since 2005; Vice President -- Asset Management
                                            Compliance, Ameriprise Financial, Inc.,
                                            2004-2005; Senior Vice President and Chief
                                            Compliance Officer, U.S. Bancorp Asset
                                            Management, 2002-2004; Second Vice President
                                            and Assistant General Counsel, Hartford Life,
                                            2001-2002
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 46                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 54 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 43                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  55

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, LLC ("RiverSource"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). The Fund's Board of Directors (the "Board") and the Board's Investment Review and Contracts Committees monitor these services throughout the year.

On an annual basis, the Board, including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource prepares detailed reports for the Board and its Contracts Committee in March and April, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource addressing the services RiverSource provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the IMS Agreement. At the April 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource, including, in particular, the growing strength and capabilities of many RiverSource offices and the increased investment and resources dedicated to the Fund's operations, particularly in the areas of trading systems, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource, the Board considered the quality of the administrative, custody and transfer agency services provided by RiverSource affiliates to the Fund. The Board also reviewed the financial condition of RiverSource and the entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource). The Board concluded that the services being performed under the IMS Agreement were of a reasonably high quality.

--------------------------------------------------------------------------------

 56 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that RiverSource was in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2005. The Board observed that the Fund's investment performance met expectations.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource and its Affiliates from their Relationships with the Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource's profitability. The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource and its affiliates in connection with RiverSource providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make

--------------------------------------------------------------------------------

            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT 57 necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 12, 2007, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY VOTING

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

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 58 RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 12, 2007, Ernst & Young LLP was selected as the Fund's independent registered public accounting firm for the 2007 fiscal year. A majority of the Fund's Board of Directors, including a majority of the Independent Directors, approved the appointment of Ernst & Young LLP. The predecessor independent registered public accounting firm's reports on the Fund's financial statements for the year ended Sept. 30, 2006 and the year ended Sept. 30, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal periods and through April 12, 2007 there were no disagreements between the Fund and the predecessor independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which such disagreements, if not resolved to the satisfaction of the predecessor independent registered public accounting firm, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such fiscal periods.

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            RIVERSOURCE DIVERSIFIED EQUITY INCOME FUND -- 2007 ANNUAL REPORT  59

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian
   Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return
   Currency and Income Fund
ADVICE-BUILT SOLUTIONS(SM)
RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RIVERSOURCE PORTFOLIO BUILDER
   SERIES
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder Total
   Equity Fund
RIVERSOURCE RETIREMENT PLUS(R)
   SERIES
RiverSource Retirement Plus 2010
   Fund
RiverSource Retirement Plus 2015
   Fund
RiverSource Retirement Plus 2020
   Fund
RiverSource Retirement Plus 2025
   Fund
RiverSource Retirement Plus 2030
   Fund
RiverSource Retirement Plus 2035
   Fund
RiverSource Retirement Plus 2040
   Fund
RiverSource Retirement Plus 2045
   Fund
RIVERSOURCE STRATEGIC ALLOCATION
   FUND
RIVERSOURCE BALANCED FUND
SINGLE-STRATEGY FUNDS
GROWTH FUNDS
RiverSource Aggressive Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Small Cap Growth Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and
   Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage
   Fund
RiverSource Small Cap Equity Fund
RiverSource Small Company Index
   Fund
VALUE FUNDS
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Dividend Opportunity
   Fund
RiverSource Equity Value Fund
RiverSource Fundamental Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Select Value Fund
RiverSource Small Cap Value Fund
RiverSource Value Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined
   International Equity Fund
RiverSource Emerging Markets Fund
RiverSource European Equity Fund
RiverSource Global Equity Fund
RiverSource International
   Aggressive Growth Fund
RiverSource International Equity
   Fund
RiverSource International
   Opportunity Fund
RiverSource International Select
   Value Fund
RiverSource International Small Cap
   Fund

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond
   Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities
   Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Short Duration U.S.
   Government Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource U.S. Government
   Mortgage Fund
TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt
   Fund
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Massachusetts
   Tax-Exempt Fund
RiverSource Michigan Tax-Exempt
   Fund
RiverSource Minnesota Tax-Exempt
   Fund
RiverSource New York Tax-Exempt
   Fund
RiverSource Ohio Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income
   Fund
RiverSource Tax-Exempt Money Market
   Fund**

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE(R) DIVERSIFIED EQUITY INCOME FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                    This report must be accompanied or preceded by the Fund's
                                    current prospectus.
                                    RiverSource(R) mutual funds are distributed by RiverSource
                                    Distributors, Inc.,
                                    Member FINRA, and managed by RiverSource Investments, LLC.
                                    These companies
       (RIVERSOURCE INVESTMENTS     are part of Ameriprise Financial, Inc.
       LOGO)                        (C) 2007 RiverSource Distributors, Inc.                                       S-6475 AC (11/07)